Exhibit 10.2

Peabody Acquisition Co. No. 4 Pty Ltd (ACN 152 004 772)	29 July 2011
Attention: The Directors
Level 13, BOQ Centre
259 Queen Street
Brisbane, Queensland 4000
Dear Sirs

Pre-bid acceptance deed

1	Acceptance

Subject to the terms and conditions of this deed, in consideration of A$10 (which is payable on demand), we, ArcelorMittal Netherlands B.V. (AM), agree to procure the acceptance by ArcelorMittal Mining Australasia B.V. (or by another directly or indirectly wholly owned subsidiary of ArcelorMittal S.A.) (AM BV2) of an offer under a takeover bid by Peabody Acquisition Co. No. 4 Pty Ltd (ACN 152 004 772) (Bidco) in relation to Macarthur Coal Ltd (ACN 096 001 955) (MCC) for:
•	45,313,851 fully paid ordinary shares in MCC (Tranche A Shares); and

•	3,238,211 fully paid ordinary shares in MCC (Tranche B Shares).
2	Pre-condition

This deed will only take effect if any of Peabody Acquisition Co. No. 2 Pty Ltd (ACN 146 797 417), AM or Bidco releases the Agreed Announcement (as defined in the Co-operation and contribution agreement between ourselves and others dated on or about the date of this deed (CCA)) to the ASX at any time during the Announcement Window (as defined in the CCA) under which Bidco publicly proposes to make offers under a takeover bid for all the ordinary shares in MCC (the Offer).

3	Condition for acceptance in relation to Tranche B Shares

In relation to the Tranche B Shares only, despite any other provision in this deed, this deed is of no force or effect unless and until one of the following matters has occurred:

(a)	Bidco has received a written notice under the Foreign Acquisitions and Takeovers Act 1975 (Cth) (FATA), by or on behalf of the Treasurer of the Commonwealth of Australia stating that the Commonwealth Government does not object to the transactions contemplated by this deed, either unconditionally or on terms that are acceptable to Bidco;

(b)	the Treasurer of the Commonwealth of Australia becomes precluded from making an order in relation to the transactions contemplated by this deed under the FATA; or

(c)	if an interim order is made under the FATA in respect of the transactions contemplated by this deed, the subsequent period for making a final order prohibiting the transactions contemplated by this deed elapses without a final order being made.

4	Acceptance

(a)	We will procure that AM BV2 accepts the Offer, in accordance with the terms of the Offer, in relation to all of the Tranche A Shares by no later than the second business day after the date on which Bidco notifies ASX (such date being, the Relevant Date) that the aggregate of the MCC shares:
(1)	in which Bidco has a relevant interest; and

(2)	for which the acceptance collection agent under any institutional acceptance facility relating to the Offer has received acceptance instructions in respect of the Offer,

represents at least 50.01% of the MCC shares (on a fully diluted basis). For the avoidance of doubt, for the purposes of the foregoing, Bidco shall be treated as having a relevant interest in the Tranche A Shares and the Tranche B Shares.

(b)	Subject to the happening of one of the matters listed in paragraph 3, we will procure that AM BV2 accepts the Offer, in accordance with the terms of the Offer, in relation to all the Tranche B Shares by the later of:
(1)	the second business day after the Relevant Date; and

(2)	the second business day after the day on which one of the matters listed in paragraph 3 occurs.
(c)	Once AM BV2 accepts the Offer in respect of the Tranche A Shares or the Tranche B Shares we will procure that AM BV2 does not withdraw its acceptance, even if AM BV2 may be permitted to do so by law, under the terms of the Offer or otherwise.

5	Appointment of attorney

To secure the performance of our obligations under this deed, we irrevocably appoint any director for the time being of Bidco to be our attorney in our name and on our behalf to execute any acceptance and transfer forms and to do such other acts and things as may be necessary to accept (or procure the acceptance of) the Offer in respect of the Tranche A Shares and the Tranche B Shares. However, this appointment only takes effect if we fail to comply with our obligations to procure that AM BV2 accepts the Offer.

6	Warranty

We represent and warrant to Bidco that we are the legal and full beneficial owner of the Tranche A Shares and the Tranche B Shares free of encumbrances, with full power and authority to enter into and complete this deed without the consent of any other person. We further represent and warrant to Bidco that on the date referred to in paragraph 4 on which AM BV2 is due to accept the Offer, AM BV2 will be the legal and full beneficial owner of the Tranche A Shares and the Tranche B Shares free of encumbrances, with full power and authority to accept the Offer without the consent of any other person.

7	Termination

This deed will automatically terminate if:

(a)	Bidco is entitled to withdraw the Offer and withdraws the Offer in accordance with section 652A of the Corporations Act 2001 (Cth); or

(b)	at the end of the offer period, not all of the defeating conditions to the Offer have been freed or fulfilled.

8	General

(a)	Any date, time or period referred to in this deed shall be of the essence.

(b)	We agree that damages would not be an adequate remedy for breach of any of our undertakings in this deed and that accordingly specific performance of any of our undertakings in this deed is an appropriate remedy.

(c)	Any term defined in the Corporations Act 2001 (Cth) has the same meaning in this deed.

(d)	A reference to a “business day” means a day on which banks are open for business in Brisbane (other than a Saturday, Sunday or public holiday in Brisbane).

(e)	This deed is governed by the laws of New South Wales. Each party irrevocably submits to the non-exclusive jurisdiction of the courts of New South Wales.

(f)	This deed may be executed in counterparts.

Executed as a deed Signed for ArcelorMittal Netherlands B.V. by its attorney
sign here ►	/s/ Carole Whittall
Attorney

print name	Carole Whittall

in the presence of

sign here ►	/s/ Paul Schroder
Witness

print name	Paul Schroder

Signed, sealed and delivered for Peabody Acquisition Co. No. 4 Pty Ltd (ACN 152 004 772) by
sign here ►	/s/ Julian Derek Thornton
Director

print name	Julian Derek Thornton

sign here ►	/s/ Murray Hundleby
Company Secretary

print name	Murray Hundleby